Exhibit 23

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ethan Allen Interiors Inc.:

The audits referred to in our report dated September 11, 2006, with respect to the consolidated financial statements of Ethan Allen Interiors Inc. and Subsidiaries (the “Company”), management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included the related financial statement schedule as of June 30, 2006, and for each of the years in the three-year period ended June 30, 2006, included in the June 30, 2006 annual report on Form 10-K of Ethan Allen Interiors Inc. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-47935 and 333-26949) on Form S-8 of Ethan Allen Interiors Inc. of our report dated September 11, 2006, with respect to the consolidated balance sheets of Ethan Allen Interiors Inc. and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006, and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006 annual report on Form 10-K of Ethan Allen Interiors Inc. Our report refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of July 1, 2005.

/s/ KPMG LLP

Stamford, Connecticut
September 11, 2006